Exhibit 99.2

Moleculin to Present at the 29th Annual Roth Capital Conference

Presentation Scheduled for Wednesday, March 15th at 9:00 am PT

HOUSTON – March 10, 2017 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced that it will present at the upcoming 29th Annual Roth Conference, which will take place from March 12-15, 2017 at The Ritz-Carlton, Laguna Niguel in Dana Point, California.

The presentation is scheduled for Wednesday, March 15, 2017 at 9:00 am PT (12:00 PM ET). Moleculin’s Chairman and CEO, Walter Klemp and Jonathan Foster, CFO, will be available to meet with investors who are registered to attend the conference. If you are an investor and wish to attend the Company's presentation or schedule a meeting, please click the following link: http://www.roth.com/main/page.aspx?PageID=7280.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient’s own immune system. The other portfolio targets the metabolism of tumors.

For more information about Moleculin, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 7, 2017, as amended (Registration No. 333-214898).  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

PCG Advisory Group

Investors:

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com